Exhibit 99.5

 Photronics, Inc.  Q2 2019 Financial Results Conference CallMay 22, 2019

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.Non-GAAP Financial MeasuresThis presentation and some of our comments may reference non-GAAP financial measures. These non-GAAP financial measures exclude certain income or expense items, and are consistent with another way management internally analyzes our results of operations. Non-GAAP information should be considered to be a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Please see the “Reconciliation of GAAP to Non-GAAP Financial Information” in this presentation.

Q2 2019 Summary

- **Revenue up 6% Q/Q and 1% Y/Y**
  - Sequential IC growth on high-end memory recovery
  - FPD growth driven by mobile display (AMOLED and LTPS LCD)
  - Record revenue to China, representing 26% of total revenue
- **Net income attributable to Photronics, Inc. shareholders of $8.5M ($0.13/share)**
- **Capex of $34M ($140M YTD) to support China investments**
- **Repaid $57.5M convertible debt; eliminated 5.5M potentially dilutive shares**
- **China grand opening ceremonies were held week of April 22**
  - Hefei shipped first G10.5+ mask in Q2; working to quickly complete customer qualifications
  - Completing tool fine-tuning in Xiamen; qualifications to begin soon
- **On track for 2020 targets: $630M revenue & $0.80 EPS**

Successfully repositioned the business; China investments driving long-term, profitable growth

3

PHOTRONICS

 $M (except EPS)  Q219  Q119  Q/Q  Q218  Y/Y  Revenue  $ 131.6  $ 124.7  6%  $ 130.8  1%  Gross Profit  $ 26.0  $ 26.1  ─  $ 32.8  (21%)  Gross Margin  19.8%  20.9%   (110 bps)  25.1%  (530 bps)  Operating Income  $ 9.2  $ 8.0  14%  $ 15.4  (40%)  Operating Margin  7.0%  6.5%  50 bps  11.7%  (470 bps)  Other income  $ 3.9  $ 1.1  $ 2.8  $ 3.3  $ 0.6  Income tax   $ 3.3  $ 1.4  $ 1.9  $ 3.5  ($ 0.2)  Minority interest  $ 1.4  $ 2.5  ($ 1.1)  $ 4.5  ($ 3.2)  Net Income*  $ 8.5  $ 5.3  61%  $ 10.7  (20%)  Diluted EPS*  $ 0.13  $ 0.08  $ 0.05  $ 0.15  ($ 0.02)  Days in quarter  91  88  3  91  -  Gross margin lower on China startupOperating expense down due primarily to completion of certain IC qualification activityChina startup activity was $4.1M negative impact to operating incomeOther income primarily attributable to FX gainMinority interest reflects Taiwan gain partially offset by China loss  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 Revenue grew Q/Q on high-end memory recoveryChina revenue +21% Q/Q; +68% Y/YRepresents 18% of Q219 IC revenueNew long-term purchase agreement increases sustainability of China businessOutlookExpect stable to improving high-end demandInitial shipments planned from Xiamen  $M  Q219  Q119  Q/Q  Q218  Y/Y  High-End*  $ 38.4  $ 34.6  11%  $ 41.5  (7%)  Mainstream  $ 60.2  $ 60.3  ─   $ 60.8  (1%)  Total  $ 98.6  $ 94.9  4%  $ 102.3  (4%)  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 High-end driven by growth in AMOLED for mobile displaysDemand for mobile LTPS LCD displays remains strong; drives Q/Q mainstream growthChina revenue +20% Q/Q; +58% Y/YRepresents 47% of Q219 FPD revenueShipped first G10.5+ plate from HefeiOutlookAMOLED technology remains in high demandPlan to increase Hefei shipments  $M  Q219  Q119  Q/Q  Q218  Y/Y  High-End*  $ 23.0  $ 21.5  7%  $ 18.2  26%  Mainstream  $ 10.0  $ 8.4  20%  $ 10.3  (2%)  Total  $ 33.0  $ 29.8  11%  $ 28.5  16%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q219  Q119  Q218  Cash  $ 167  $ 232  $ 321  Debt  $ 36  $ 86  $ 59  Net Cash*  $ 131  $ 146  $ 262  Operating Cash Flow  $ 17  ($ 19)  $ 7  Capital Expenditures  $ 34  $ 107  $ 33  Share repurchase  -  $ 11  -  LTM EBITDA  $ 148  $ 156  $ 138  Deploying cash balance to fund China investmentsYTD capex $140M; still anticipate FY capex ~ $210MReduced debt and dilutive share count with repayment of $57.5M convertible; remaining debt is local China borrowingBalance sheet able to fund planned investments, strategic M&A opportunities, and potential share repurchases  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

Q319 Guidance

Revenue ($M)	$132 - $142
Taxes ($M)	$2 - $3
EPS	$0.05 - $0.14
Diluted Shares (M)	~66

- **Anticipate sequential growth in Q3**
  - High-end IC markets stable to improving
  - Legacy FPD expected to remain at capacity with Hefei ramping production
  - Potential macro headwind & impact from trade policy
- **Expect margin headwinds from China startup**
  - Anticipate Q319 EPS impact of $0.03 - $0.06
  - Plan to be profitable in China by end of 2019

8

PHOTRONICS

Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 IC Photomask Revenue  11  Mainstream$253.1M61%  High-End$158.5M39%  High-End: 28nm and smaller; total may differ due to rounding  Mainstream$255.7M61%  High-End$160.3M39%

 FPD Photomask Revenue  12  Mainstream$42.3M34%  High-End$83.5M66%  High-End: ≥G8 and AMOLED; total may differ due to rounding  Mainstream$43.1M36%  High-End$76.1M64%

 Non-GAAP Reconciliation

 14